FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) effective as of November 3, 2011, hereby amends the Executive Employment Agreement, dated July 1, 2010 between Reprints Desk, Inc., Derycz Scientific, Inc. (together with Reprints Desk, Inc., the “Company”), and Richard McKilligan (the “Agreement”).

WHEREAS, the parties have complied with the terms of the Agreement until the date hereof; and

WHEREAS, Richard McKilligan and the Company wish to amend the terms of the Agreement.

NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

1.	Section 1(a) is hereby replaced in its entirety by the following:

(a) Position. Executive is employed by the Company to render services to both the Company and Derycz in the position of Secretary and General Counsel.  Executive shall perform such duties and responsibilities as are normally related to such positions in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company and Derycz. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s or Derycz’s sole discretion.

2.	Sections 1(a) and 1(b) are hereby replaced in their entirety by the following:

(a) Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred fifty-Five Thousand Dollars per year until December 31, 2011, and One Hundred Thousand Dollars ($100,000) per year beginning January 1, 2011 (“Base Salary”).  The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice.  Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

(b) Other Activities. Executive may, during the term of this Agreement, accept other employment, provided that Executive provides notice of any such other employment to the Company.  Executive may not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might create a conflict of interest with the Company.  The Company specifically acknowledges that Executive may serve as Director to Bristol Investment Fund, Ltd.

3.	All capitalized terms not defined herein have the same meaning as in the Agreement.

4.	Any and all provisions of the Agreement not expressly modified herby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

REPRINTS DESK, INC.:

By:           ____________________________________

Name:
Title:

DERYCZ SCIENTIFIC, INC.:

By:           ____________________________________

Name:
Title:

EXECUTIVE:

____________________________________

______________                                           Date:  ______________________